UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 5, 2015 (October 5, 2015)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices)(Zip Code)

(Registrant’s telephone number, including area code) 514-744-6792

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 5, 2015, Valeant Pharmaceuticals International, Inc. (“Valeant”) posted a document to its website at www.valeant.com, entitled “Valeant Corrects Misleading Reports”, in which Valeant corrected certain assertions made about Valeant in certain published reports and blogs. A copy of the document is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to the text of such document.

The information in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 8.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Document entitled “Valeant Corrects Misleading Reports”, posted to Valeant website on October 5, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert L. Rosiello
Name:	Robert L. Rosiello
Title:	Executive Vice President and Chief Financial Officer

Date: October 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Document entitled “Valeant Corrects Misleading Reports”, posted to Valeant website on October 5, 2015.